MedQuist Evaluating Whether a Sale of the Company is in the Best Interests of the Company and its Shareholders

MT. LAUREL, N.J.—(BUSINESS WIRE)—November 2, 2007—MedQuist Inc. (Pink Sheets: MEDQ.PK) announces that its Board of Directors, in connection with its previously-disclosed review of strategic alternatives for the Company, is evaluating whether a sale of the Company is in the best interests of the Company and its shareholders, in light of the announcement earlier today by Koninklijke Philips Electronics N.V. (“Philips”) of its decision to proceed with the sale of its 70% ownership interest in the Company if a satisfactory price and other acceptable terms can be realized. There is no assurance that any sale transaction will occur as a result of the evaluation.

About MedQuist:

MedQuist is a leading provider of clinical documentation workflow solutions in support of the electronic health record. MedQuist provides electronic medical transcription, health information and document management products and services, including digital dictation, speech recognition, Web- based transcription, electronic signature, medical coding, mobile dictation devices, and outsourcing services.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: Statements in this press release regarding MedQuist’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties, including without limitation that the Company’s evaluation of whether a sale of the Company is in the best interest of the Company and its shareholders may not result in a sale of the Company, and that any potential sale transaction reviewed by the Company may not be attractive to shareholders and may not result in enhanced shareholder value. Actual outcomes and results may differ materially from what is expressed or forecasted in forward- looking statements. As a result, forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE MedQuist Inc.
11/02/2007
CONTACT: Kathleen Donovan, Chief Financial Officer of MedQuist Inc.
+1-856-206-4000